UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2023
iRhythm Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2023, the board of directors (the “Board”) of iRhythm Technologies, Inc. (the “Company”) appointed Marc Rosenbaum, the Company’s Senior Vice President, Finance, to serve as the Company’s Chief Accounting Officer and designated Mr. Rosenbaum as the Company’s principal accounting officer for purposes of the rules and regulations of the Securities and Exchange Commission, effective immediately.
Mr. Rosenbaum, age 51, has served as the Company’s Senior Vice President, Finance since May 2023. Prior to joining the Company, between May 2014 and May 2023, Mr. Rosenbaum served in various roles at NuVasive, Inc., including as Vice President, Corporate Controller and Chief Accounting Officer from May 2022 to May 2023, as Vice President and Corporate Controller from April 2018 to May 2022, and as Senior Director and Assistant Corporate Controller from May 2014 to March 2018. Between 2010 and May 2014, Mr. Rosenbaum held roles of increasing responsibility in the finance department of Gen-Probe, Inc. and Hologic, Inc. (which acquired Gen-Probe in August 2012), most recently serving as Hologic’s Senior Director and Controller for the diagnostics division. Prior to joining Gen-Probe, Mr. Rosenbaum served as Senior Director, Finance and Accounting, at Elan Pharmaceuticals, Inc. (formerly Dura Pharmaceuticals, Inc.) from 1997 to 2010. Mr. Rosenbaum holds a bachelor’s degree in Business Economics from the University of California at Santa Barbara and is a Certified Public Accountant (inactive).
Mr. Rosenbaum did not receive any additional compensation in connection with his appointment as the Company’s Chief Accounting Officer and designation as the Company’s principal accounting officer. However, in connection with Mr. Rosenbaum’s appointment as the Company’s Senior Vice President, Finance, the Compensation and Human Capital Management Committee of the Board approved a grant of equity awards to Mr. Rosenbaum on August 11, 2023 consisting of (i) an award of restricted stock units under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) settleable for a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) with an aggregate value of $600,000 divided by the 20 trading day average closing price of the Common Stock prior to and including the grant date, rounded down to the nearest whole share, that will vest quarterly over four years, subject to Mr. Rosenbaum’s continuing employment through the applicable vesting dates, and (ii) an award of performance stock units under the 2016 Plan settleable for a number of shares of Common Stock with an aggregate value of $600,000 divided by the 20 trading day average closing price of the Common Stock prior to and including the grant date, rounded down to the nearest whole share, that will vest pursuant to performance-based metrics applicable to the Company’s management team generally, subject to Mr. Rosenbaum’s continuing employment through the applicable vesting date.
There are no arrangements or understandings between Mr. Rosenbaum and any other persons, pursuant to which Mr. Rosenbaum was appointed to serve as the Company’s principal accounting officer, no family relationships among any of the Company’s directors or executive officers and Mr. Rosenbaum and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: August 15, 2023	By:	/s/ Brice Bobzien
Brice Bobzien
Chief Financial Officer
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